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                                                                   EXHIBIT 10.13

                          MCM INDEMNIFICATION AGREEMENT


         MCM INDEMNIFICATION AGREEMENT, dated as of August 31, 1996, made by McCarthy, Crisanti & Maffei, Inc., a New York corporation (the "Company"), in favor of VK/AC Holding, Inc., a Delaware corporation ("VKAC Holding") and Morgan Stanley Group Inc., a Delaware corporation ("Morgan Stanley").

         WHEREAS, VKAC Holding has entered into an Agreement and Plan of Merger with Morgan Stanley, Holdco and the Buyer, dated as of June 21, 1996 (as such agreement may be amended, the "Merger Agreement");

         WHEREAS, as of the date hereof, VKAC Holding has distributed to its common stockholders (the "MCM Spin-off") all of the outstanding common stock of MCM Group, Inc., a Delaware corporation ("MGI") formed by VKAC Holding for the purpose of holding all of the outstanding common stock of the Company, which at the date of the Merger Agreement was a wholly-owned subsidiary of VKAC Holding (collectively, MGI, the Company and the subsidiaries of the Company, the "MCM Group");

         WHEREAS, in connection with the MCM Spin-off, the Company and VKAC Holding have entered into a Tax Sharing Agreement, dated as of August 31, 1996, (the "Tax Sharing Agreement"); and

         WHEREAS, pursuant to Section 4.2.3 of the Merger Agreement, it is a condition to the obligations of Morgan Stanley and the Buyer that the Company shall have entered into an Indemnification Agreement with respect to the ownership of the stock of the Company and of MGI prior to the MCM Spin-off;

         NOW THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, VKAC Holding and Morgan Stanley hereby agree as follows:

         1. Indemnity. (a) The Company (hereinafter sometimes referred to as the "Indemnitor") hereby agrees to indemnify and hold harmless VKAC Holding, Morgan Stanley and their respective affiliates, successors and assigns (collectively, the "Indemnitees"), from and against, and to pay or reimburse each Indemnitee for, any and all claims, actions, causes of action, suits, judgments, losses, taxes,
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liabilities, damages, obligations, costs and expenses including, but not limited to, reasonable attorneys' fees (and the costs and expenses, including reasonable attorneys' fees and expenses, of enforcing the Company's obligations hereunder) incurred by any of the Indemnitees in connection with or arising from (each, an "Indemnifiable Loss") incurred or suffered by any of the Indemnitees, whether arising before, on or after the MCM Spin-off, (i) except as otherwise provided in the Tax Sharing Agreement, of or relating to the MCM Group or arising from or in connection with the conduct of the business of the MCM Group, including but not limited to taxes of the MCM Group to the extent that such taxes are attributable to income, assets or operations of the MCM Group and VKAC Holding has not previously received a payment with respect thereto, (ii) the ownership of the stock of the Company and MGI prior to the MCM Spin-off (other than any taxes imposed upon VKAC Holding or any of its subsidiaries as a consequence of the Spin-Off) and (iii) the Guarantee, dated December 7, 1993, by Van Kampen American Capital, Inc. of the Company's obligations under the Lease Agreement, dated December 7, 1993, between the Company, as lessee, and The Chase Manhattan Bank, N.A., as lessor, with respect to certain premises occupied by the Company on the 37th floor of the building located at One Chase Manhattan Plaza, New
York, New York.

         (b) Any indemnity payable hereunder shall be made on an after-tax basis (taking into account both the deductibility of the Indemnifiable Loss and the inclusion in income of the indemnity payment and using for this purpose the maximum statutory rate applicable to the recipient of such indemnity payment for the relevant taxable year).

         2. Claims. In the case of any claim asserted by a third party against an Indemnitee, notice shall be given by such Indemnitee to the Indemnitor promptly after such Indemnitee shall have received (i) notice of the commencement by a third party of any suit or other proceeding against or otherwise involving such Indemnitee or (ii) information from a third party alleging the existence of a claim against such Indemnitee, in either case, with respect to which indemnification may be sought under this Agreement (a "Third-Party Claim"); provided that the failure of such Indemnitee to give notice as provided by this Section 2 shall not relieve the Indemnitor of its obligations under this Agreement, except to the extent that the Indemnitor is materially damaged as a result of such failure to give notice. Within 30 days after receipt of such notice, the Indemnitor may (i) by giving written notice


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thereof to such Indemnitee, acknowledge liability for such indemnification claim and at its option and at its sole cost and expense assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnitor, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to such Indemnitee, and such Indemnitee may participate in such defense at such Indemnitee's expense, or (ii) object to the claim for indemnification set forth in the notice delivered by such Indemnitee pursuant to this Section 2, provided that if the Indemnitor does not within such 30-day period give such Indemnitee written notice objecting to such indemnification claim and setting forth the grounds therefor, the Indemnitor shall be deemed to have acknowledged its liability for such indemnification claim. The Indemnitor, in the defense of any such claim or litigation, shall not, except with the prior written consent of the Indemnitee against whom the claim was made or the litigation was brought, consent to entry of any judgment or enter into any settlement that provides for injunctive or other non-monetary relief affecting such Indemnitee or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim or litigation. In the event that an Indemnitee shall in good faith determine that such Indemnitee has available to it one or more defenses or counterclaims that conflict with one or more of those that may be available to the Indemnitor in respect of such claim or any litigation relating thereto, such Indemnitee shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnitor, provided that if such Indemnitee does so take over and assume control, such Indemnitee shall not consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnitor. In the event that the Indemnitor does not exercise its right to assume the defense of any matter as above provided, the Indemnitee shall have the right (but not the obligation) to defend against any such claim or demand.

         3. Cooperation. The Indemnitees and their affiliates shall make available to the Indemnitor and its attorneys and accountants, and the Indemnitor and its affiliates shall make available to the Indemnitees and their attorneys and accountants, at reasonable times and for reasonable periods, during normal business hours, all books and records in its possession or under its control


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reasonably requested by the Indemnitor relating to any matter with respect to which indemnification is being provided pursuant to this Agreement, and the Indemnitees and the Indemnitor, and their respective affiliates, shall render to the Indemnitor or the Indemnitees, as the case may be, such assistance as may be reasonably required to ensure prompt and adequate prosecution or the defense of any suit, claim or proceeding, including using its reasonable efforts to make available for interviews and to give testimony those officers or employees of the Indemnitees or the Indemnitor, or their respective affiliates, as the Indemnitor or the Indemnitees, as the case may be, may reasonably request; provided, however, that in each such case, any expense reasonably incurred by the Indemnitees in connection therewith shall be promptly paid by the Indemnitor upon submission to the Indemnitor of an itemized request for such payment.

         4. Subrogation. The Indemnitor shall be subrogated to any claims or rights of the Indemnitees against any other person with respect to any Indemnifiable Loss assumed or borne by the Indemnitor. The Indemnitees shall cooperate with the Indemnitor to the extent reasonable under the circumstances consistent with the provisions of Section 3, at the expense of the Indemnitor, in connection with the assertion by the Indemnitor of any such claim against any such other persons.

         5. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and addressed to:

(i)      if to the Indemnitor:

         McCarthy, Crisanti & Maffei, Inc.
         One Chase Manhattan Plaza
         New York, New York   10005

         Attention:  President

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022

         Attention:  Franci J. Blassberg, Esq.

(ii)     if to the Indemnitees:


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         VK/AC Holding, Inc.
         One Parkview Plaza
         Oakbrook Terrace, Illinois  60187
         Telecopy:  (708) 684-6155
         Telephone: (708) 684-6363

         Attention: Ronald A. Nyberg, Esq.

         with a copy to:

         Morgan Stanley Asset Management, Inc.
         1221 Avenue of the Americas
         New York, New York  10020
         Telecopy:   (212) 296-7778
         Telephone:  (212) 296-7125

         Attention:  James M. Allwin

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York  10017
         Telecopy:   (212) 450-4800
         Telephone:  (212) 450-4000

         Attention:  John R. Ettinger, Esq.


(iii) or, as to any party, at such other address as shall be designated by such party in a written notice to other parties.

         All such notices and other communications shall be made by certified mail, postage prepaid, and shall be effective the third business day after being deposited in the mails; provided that such notices and other communications may be faxed, telegraphed, telexed or delivered by hand delivery, but in any such case shall be effective only when receipt is confirmed in writing by the party to which sent.

         6. Waivers; Remedies. No failure on the part of Indemnitees to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


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         7. Amendments, Etc. No amendment, waiver, modification, discharge or termination of any provisions of this Agreement, and no consent to any departure by the Indemnitor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Indemnitee or Indemnitees affected thereby, and then such amendment, waiver, modification, discharge, termination or consent shall be effective only in the specific instance and for the specific purpose for which given. Any such amendment, waiver, modification, discharge, termination or consent shall be effective only if approved by the directors of the applicable Indemnitees who are unaffiliated with the Indemnitor.

         8. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW).

         9. Parties in Interest. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign this Agreement without such consent shall be void and of no effect. This Agreement shall be binding on and enforceable against the Indemnitor and its successors and permitted assigns, and shall inure to the benefit of and be enforceable by the Indemnitees and their respective successors and permitted assigns.

         10. Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.


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         11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, each of the Indemnitor and the Indemnitees has caused this Indemnification Agreement to be duly executed and delivered by its officer duly authorized as of the date first written above.

                                    MCCARTHY, CRISANTI &
                                       MAFFEI, INC.



                                    By /s/ David Nixon
                                      --------------------------------
                                      Name: David Nixon
                                      Title: President and Chief
                                        Executive Officer


                                    VK/AC HOLDING, INC.



                                    By /s/ Ronald A. Nyberg
                                      --------------------------------
                                      Name: Ronald A. Nyberg
                                      Title: Executive Vice President


                                    MORGAN STANLEY GROUP INC.



                                    By /s/ James M. Allwin
                                      --------------------------------
                                      Name:
                                      Title:


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